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                                                                EXHIBIT 10.330

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                         AGREEMENT AND PLAN OF REORGANIZATION


                                     dated as of


                                  November 27, 1996


                                     by and among


                            HCC INSURANCE HOLDINGS, INC.,
                                  MERGER SUB, INC.,


                                         and

                     NORTH AMERICAN SPECIAL RISK ASSOCIATES, INC.
                                   NASRA TPA, INC.
                                NASRA CONSULTING, INC.


                                         and


                                   GEORGE A. MELLON
                                  F. DONALD FLEMING
                                J. NICHOLAS TEGENKAMP


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                                  TABLE OF CONTENTS

                                                                           Page

ARTICLE I            THE MERGER.......................................       2

    Section 1.1         The Merger....................................       2
    Section 1.2         Conversion of Shares..........................       3
    Section 1.3         Exchange of Certificates......................       3
    Section 1.4         Dissenting Shares.............................       4
    Section 1.5         Escrow Agreement..............................       4
    Section 1.6         Satisfaction of Fleming's Dissenter's Rights..       4

ARTICLE II           THE SURVIVING CORPORATION........................       5

    Section 2.1         Articles of Incorporation.....................       5
    Section 2.2         Bylaws........................................       5
    Section 2.3         Directors and Officers........................       5


ARTICLE III          REPRESENTATIONS AND WARRANTIES OF HOLDCO, AFFILIATED
                     COMPANIES AND SHAREHOLDERS.......................      5
    Section 3.1         Corporate Existence and Power.................      5
    Section 3.2         Authorization.................................      6
    Section 3.3         Governmental Authorization....................      6
    Section 3.4         Non-Contravention.............................      7
    Section 3.5         Capitalization................................      8
    Section 3.6         Subsidiaries and Joint Ventures...............      9
    Section 3.7         NASRA Financial Statements....................      9
    Section 3.8         TPA Financial Statements......................     10
    Section 3.9         Consulting Financial Statements...............     10
    Section 3.10        Absence of Certain Changes....................     10
    Section 3.11        No Undisclosed Liabilities....................     12
    Section 3.12        Litigation....................................     12
    Section 3.13        Accounting Matters............................     13
    Section 3.14        Taxes.........................................     13
    Section 3.15        Employee Benefit Plans, ERISA.................     14
    Section 3.16        Material Agreements...........................     16
    Section 3.17        Properties....................................     16
    Section 3.18        Environmental Matters.........................     17
    Section 3.19        Labor Matters.................................     18
    Section 3.20        Compliance with Laws..........................     18
    Section 3.21        Trademarks, Tradenames, Etc...................     18
    Section 3.22        Sale of NASRA.................................     18
    Section 3.23        Broker's Fees.................................     18
    Section 3.24        Investment Representation.....................     18

                                        i

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                           TABLE OF CONTENTS (Cont.)

    Section 3.25        Total Assets..................................     19
    Section 3.26        Resignation of Fleming........................     19

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF HCCH...........     19

    Section 4.1         Corporate Existence and Power.................     19
    Section 4.2         Corporate Authorization.......................     20
    Section 4.3         Governmental Authorization....................     20
    Section 4.4         Non-Contravention.............................     20
    Section 4.5         Capitalization of HCCH........................     21
    Section 4.6         Organization of Merger Sub....................     22
    Section 4.7         Subsidiaries..................................     22
    Section 4.8         SEC Filings...................................     22
    Section 4.9         Financial Statements..........................     23
    Section 4.10        Absence of Certain Changes....................     23
    Section 4.11        No Undisclosed Liabilities....................     24
    Section 4.12        Litigation....................................     24
    Section 4.13        Taxes.........................................     24
    Section 4.14        Employee Benefit Plans; ERISA.................     25
    Section 4.15        Material Agreements...........................     26
    Section 4.16        Properties....................................     27
    Section 4.17        Environmental Matters.........................     27
    Section 4.18        Labor Matters.................................     28
    Section 4.19        Compliance with Laws..........................     28
    Section 4.20        Trademarks, Tradenames, Etc...................     28
    Section 4.21        Broker's Fees.................................     28

ARTICLE V            COVENANTS OF HOLDCO, ETC.........................     28

    Section 5.1         Conduct of Holdco and Affiliated Companies....     28
    Section 5.2         Shareholder Approval..........................     30
    Section 5.3         Access to Financial and Operational
                         Information..................................     30
    Section 5.4         Other Offers..................................     31
    Section 5.5         Maintenance of Business.......................     31
    Section 5.6         Compliance with Obligations...................     31
    Section 5.7         Notices of Certain Events.....................     32
    Section 5.8         Affiliates Agreement..........................     32
    Section 5.9         Necessary Consents............................     32
    Section 5.10        Regulatory Approval...........................     32
    Section 5.11        Satisfaction of Conditions Precedent..........     33

                                    ii

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                           TABLE OF CONTENTS (Cont.)

ARTICLE VI           COVENANTS OF HCCH AND MERGER SUB.................    33

    Section 6.1         Conduct of HCCH...............................    33
    Section 6.2         Listing of HCCH Common Stock..................    33
    Section 6.3         Access to Financial and Operation Information.    33
    Section 6.4         Maintenance of Business.......................    34
    Section 6.5         Compliance with Obligations...................    34
    Section 6.6         Notices of Certain Events.....................    34
    Section 6.7         Obligations of Merger Sub.....................    35
    Section 6.8         Notice to Affiliates..........................    35
    Section 6.9         Employee Matters..............................    35
    Section 6.10        Officers and Directors Insurance..............    35


ARTICLE VII          COVENANTS OF HCCH, HOLDCO AND AFFILIATED
                      COMPANIES.......................................    35
    Section 7.1         Advice of Changes.............................    35
    Section 7.2         Regulatory Approvals..........................    36
    Section 7.3         Actions Contrary to Stated Intent.............    36
    Section 7.4         Certain Filings...............................    36
    Section 7.5         Communications................................    36
    Section 7.6         Satisfaction of Conditions Precedent..........    36
    Section 7.7         Tax Cooperation...............................    37


ARTICLE VIII         CONDITIONS TO THE MERGER.........................    37
    Section 8.1         Conditions to Obligations of HCCH and
                          Merger Sub..................................    37
    Section 8.2         Conditions to Obligations of Holdco,
                         Affiliated Companies and Shareholders........    39
    Section 8.3         Conditions to Obligations of Each Party.......    40

ARTICLE IX           TERMINATION OF AGREEMENT.........................    40
    Section 9.1         Termination...................................    40
    Section 9.2         Effect of Termination.........................    41

ARTICLE X            CLOSING MATTERS..................................    41
    Section 10.1        The Closing...................................    41
    Section 10.2        Conversion of Certificates....................    42


ARTICLE XI           INDEMNIFICATION AND REMEDIES, CONTINUING
                      COVENANTS.......................................    42
    Section 11.1        Agreement to Indemnify........................    42

                                    iii

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                              TABLE OF CONTENTS (Cont.)

    Section 11.2        Indemnification with Respect to Jamaica
                         Lawsuit and Taxes............................    43
    Section 11.3        HCCH Agreement to Indemnify...................    44
    Section 11.4        Appointment of Representative.................    44
    Section 11.5        Survival of Representations...................    45
    Section 11.6        Procedure for Indemnification; Third
                         Party Claims.................................    46

ARTICLE XII          MISCELLANEOUS....................................    46

    Section 12.1        Further Assurances............................    46
    Section 12.2        Fees and Expenses.............................    47
    Section 12.3        Notices.......................................    47
    Section 12.4        Governing Law.................................    48
    Section 12.5        Binding upon Successors and Assigns,
                         Assignment...................................    48
    Section 12.6        Severability..................................    48
    Section 12.7        Entire Agreement..............................    48
    Section 12.8        Amendment and Waivers.........................    48
    Section 12.9        No Waiver.....................................    49
    Section 12.10       Construction of Agreement.....................    49
    Section 12.11       Counterparts..................................    49

                                      iv

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                         AGREEMENT AND PLAN OF REORGANIZATION


    THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 27th day of November, 1996 by and among HCC Insurance Holdings, Inc., a Delaware corporation ("HCCH"), Merger Sub, Inc. an Illinois corporation and a wholly owned subsidiary of HCCH ("Merger Sub"), North American Special Risks Associates, Inc. ("Holdco" or "NASRA"), an Illinois corporation, NASRA TPA, Inc. ("TPA"), an Illinois corporation, NASRA Consulting, Inc. ("Consulting"), an Illinois corporation (TPA and Consulting being from time to time collectively referred to herein as the "Affiliated Companies"), George A. Mellon ("Mellon"), F. Donald Fleming ("Fleming"), and
J. Nicholas Tegenkamp ("Tegenkamp") (Mellon, Fleming and Tegenkamp being collectively referred to as the "Original Shareholders" and the Original Shareholders and any person becoming a shareholder of Holdco subsequent to the date hereof and on or before the Effective Date who executes a counterpart signature page in the form attached hereto being collectively referred to herein as the "Shareholders"). As of the Effective Date, wherever used herein and in the NASRA Disclosure Schedule (as hereinafter defined), the term "Affiliated Companies" shall mean "Subsidiaries" (as hereinafter defined).

                                      RECITALS:

    A. The Boards of Directors of each of HCCH, Merger Sub and NASRA have determined (a) to engage in a transaction pursuant to which (i) prior to the Effective Date (as hereinafter defined), TPA shall become a wholly owned subsidiary of Holdco, by means of a contribution to the capital of Holdco by Mellon, of all of the shares of common stock of TPA held by Mellon in exchange for 5,382 shares of NASRA Common Stock, (ii) Consulting will merge into NASRA, with NASRA being the surviving company, and the Original Shareholders receiving 100 shares of NASRA Common Stock in consideration therefor, (iii) Merger Sub will merge with and into Holdco (the "Merger"),
(iv) the capital stock of Merger Sub shall be converted into shares of common stock of Holdco (the "Holdco Common Stock"); and (v) each share of Holdco Common Stock outstanding immediately prior to the Effective Time shall be converted into shares of common stock, par value $1.00 per share, of HCCH (the "HCCH Common Stock") in the manner herein described, all upon the terms and subject to the conditions set forth herein or (b) if otherwise advised by counsel, to engage in a transaction involving any alternative structure whereby the Affiliated Companies will be able to carry out the intent of this Agreement as agreed upon in a writing signed by each party hereto.

    B. The Board of Directors of NASRA has determined that based on the relative values of their holdings of NASRA, including the detrimental effect of certain call options relating to the shares of NASRA Common Stock held by Fleming and Tegenkamp, the shares of NASRA held by the Original Shareholders result in the value of NASRA after consummation of the transactions described in Recital A above to be held as follows: Mellon - 93.6%; Fleming - 5.3% and Tegenkamp 1.1%, and the Original Shareholders have agreed to such relative values.

    C. The Boards of Directors of Holdco and the Affiliated Companies have approved, and the Board of Directors of Holdco has resolved, subject to the terms of this Agreement, to recommend that shareholders of Holdco approve the Merger, this Agreement and the Articles of Merger (as defined herein).

    D. The Board of Directors of HCCH has approved the Merger, this Agreement and the Articles of Merger. HCCH, as the sole shareholder of Merger Sub, has approved the Merger, this Agreement and the Articles of Merger.

    E. The parties intend for the transactions contemplated by this Agreement to qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a "pooling-of-interests" for accounting purposes.

    F. Fleming has informed NASRA that he intends to dissent from agreeing to the transactions contemplated by this Agreement and the Merger and to receive the fair value for his shares of NASRA pursuant to the Illinois Business Corporation Act.

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

                                      ARTICLE I

                                      THE MERGER

    Section 1.1  The Merger.

    (a) Subject to the terms and conditions of this Agreement, Merger Sub will be merged into Holdco in accordance with the laws of the State of Illinois ("Illinois Law"), whereupon the separate existence of Merger Sub shall cease, and Holdco shall be the surviving corporation (the "Surviving Corporation").

    (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, Holdco and Merger Sub shall file articles of merger, in substantially the form attached hereto as Exhibit 1.1(b) (the "Articles of Merger"), in the Office of the Secretary of the State of Illinois, and make all such other filings or recordings required by Illinois Law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Office of the Secretary of the State of Illinois, in accordance with the relevant provisions of Illinois Law (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date."

    (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Holdco and Merger Sub, all as provided under Illinois Law.

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    Section 1.2 Conversion of Shares.  At the Effective Time, each share of common stock, par value $1.00 per share, of Merger Sub outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation, and, except as set forth herein in connection with the payment of cash for Fleming's shares in NASRA, shares of Holdco Common Stock outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof cease to be outstanding and be converted into the right to receive shares of HCCH Common Stock as follows:

    (a) 7,404.2 shares of Holdco held by Mellon shall be converted into 1,123,200 shares of HCCH Common Stock;

    (b) 622.2 shares of Holdco held by Fleming shall be converted into 63,600 shares of HCCH Common Stock; and

    (c) 155.6 shares of Holdco held by Tegenkamp shall be converted into 13,200 shares of HCCH Common stock.

No fractional shares shall be issued and each holder of Holdco Common Stock shall be entitled to the nearest whole share of HCCH Common Stock rounded upwards if such fractional share exceeds .5 and otherwise rounded downwards, provided, however, that HCCH shall under no circumstances be obligated hereunder to issue shares of HCCH Common Stock in excess of an aggregate of 1,200,000 shares of HCCH Common Stock.

    Section 1.3 Exchange of Certificates.

    (a) Prior to the Effective Date, HCCH shall appoint KeyCorp Shareholder Services, Inc. to act as exchange agent (the "Exchange Agent") in the Merger.

    (b) At the Effective Time, HCCH shall exchange the shares of HCCH Common Stock issuable pursuant to Section 1.2 in exchange for all outstanding shares of Holdco Common Stock (other than for shares of Holdco Common Stock held by any Shareholder who has elected to accept appraisal rights as contemplated by
Section 1.4).

    (c) If prior to the Merger, HCCH recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or a combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares (but not cash), the number of shares of HCCH Common Stock into which the shares of Holdco Common Stock are to be converted will be adjusted in proportion to such change.

    Section 1.4 Dissenting Shares.

    (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Holdco Common Stock who has demanded and perfected appraisal rights for such shares in accordance with Illinois Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive HCCH Common Stock pursuant to Section 1.2, but the holder thereof shall only be entitled to such rights as are granted by Illinois Law.

    (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Holdco Common Stock who demands appraisal of such shares under Illinois Law shall effectively withdraw such appraisal demand or fail to perfect or otherwise lose the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such shareholder's shares of Holdco Common Stock shall automatically be converted into and represent only the right to receive HCCH Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

    (c) Holdco shall give HCCH (i) prompt notice of any written demands for appraisal of any shares of Holdco Common Stock, withdrawals of such demands, and any other instruments served pursuant to Illinois Law and received by Holdco which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Illinois Law.

    (d) If holders of Holdco Common Stock entitled to receive an excess of 100,000 shares of HCCH Common Stock demand appraisal rights as provided for herein and refuse to withdraw such demand prior to the Effective Date, HCCH, in its sole and absolute discretion, shall have the right to terminate this Agreement.

    Section 1.5 Escrow Agreement. Pursuant to an Escrow Agreement to be entered into on or before the Closing Date (as hereinafter defined) in substantially the form of Exhibit 1.5 (the "Escrow Agreement"), among HCCH, the Shareholders and KeyCorp Shareholders Services, Inc., as Escrow Agent, HCCH will withhold from the shares of HCCH Common Stock that would otherwise be delivered to the Shareholders, 10% of the total number of shares of HCCH Common Stock issued to the Shareholders in the Merger and 10% of the cash otherwise to be received by Fleming pursuant to this Agreement. On the Closing Date, HCCH will deposit, or cause to be deposited in escrow pursuant to the Escrow Agreement, certificates representing the shares and the cash thus withheld. The shares of HCCH Common Stock represented by the certificates and the cash deposited in escrow as provided above in this
Section 1.5 (the "Escrow Shares") will be held as collateral for the indemnification obligations of the Shareholders under Sections 11.1 and 11.2 below and pursuant to the Escrow Agreement pending their release from escrow in accordance with the terms of the Escrow Agreement.

    Section 1.6 Satisfaction of Fleming's Dissenter's Rights. At the Effective Time, HCCH agrees that at the Closing it will pay to Fleming an amount equal to 63,600 multiplied

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by the average of the high and low sales price of HCCH Common Stock on the
New York Stock Exchange for the ten (10) trading days ending two trading days before the Effective Date, and that such amount is the fair value for Fleming's shares of NASRA and is in full satisfaction of Fleming's right to dissent from the consummation of the Merger in accordance with Illinois Law.

                                      ARTICLE II

                              THE SURVIVING CORPORATION

    Section 2.1 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

    Section 2.2 Bylaws. At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

    Section 2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Merger Sub at the Effective Time shall become directors and the officers of the Surviving Corporation. In addition, HCCH shall take all necessary action to cause Mellon to be appointed Chairman of the Board, Chief Executive Officer and President of the Surviving Corporation, such appointment to become effective as of the Effective Time.

                                     ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF HOLDCO,
                       AFFILIATED COMPANIES AND SHAREHOLDERS

    Except as disclosed in a document referring specifically to this Agreement (the "NASRA Disclosure Schedule") which has been delivered to HCCH on or before the date hereof, each of Holdco, each Affiliated Company and each Shareholder (severally and not jointly) represents and warrants to HCCH as set forth below (it being agreed that the disclosure on the NASRA Disclosure Schedule of the existence of any document or fact or circumstance or situation relating to any representations, warranties, covenants or agreements in any section of this Agreement shall be automatically deemed to be disclosure of such document or fact or circumstance or situation for purposes of all other representations, warranties, covenants and agreements in this Agreement):

    Section 3.1 Corporate Existence and Power. Holdco and each of the Affiliated Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and have all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect, as hereinafter defined, on Holdco or such Affiliated Company. Holdco and each of the Affiliated Companies is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Holdco or such Affiliated Company. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity (including without limitation Holdco, each Affiliated Company and HCCH), means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity and its affiliated companies and subsidiaries and/or parent corporation and/or corporations under the same stock ownership, taken as a whole; and "Material Adverse Change" means a change or a development involving a prospective change which would result in a Material Adverse Effect. Holdco has delivered to HCCH true and complete copies of Holdco's and each Affiliated Company's Articles of Incorporation or Articles of Incorporation, as the case may be, and Bylaws as currently in effect.

    Section 3.2 Authorization.

    (a) The execution, delivery and performance by Holdco and each of the Affiliated Companies of this Agreement and, in the case of Holdco, the Articles of Merger, and the consummation by Holdco and each of the Affiliated Companies of the transactions contemplated hereby and thereby including the execution of the Confidentiality Agreement (as hereinafter defined), are within Holdco and each Affiliated Company's corporate powers and have been duly authorized by all necessary corporate action, excluding approval by the Shareholders in connection with the consummation of the Merger. This Agreement, the Articles of Merger, and the Confidentiality Agreement constitute, or upon execution will constitute, valid and binding agreements of Holdco and each of the Affiliated Companies party thereto, enforceable against such agreeing party in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

    (b) Each of the Shareholders, severally, represents and warrants that he has full right, power and authority to enter into this Agreement, the Affiliates Agreement to be entered into by him, and each other agreement to be entered into by him in connection with the transactions contemplated hereby and that this Agreement, the Affiliates Agreement, and such other agreements contemplated hereby constitute, or upon execution will constitute, valid and binding agreements of such Shareholder, enforceable against him in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights generally or by general principles of equity.

    Section 3.3 Governmental Authorization. The execution, delivery and performance by Holdco, each of the Affiliated Companies and each Shareholder of this Agreement, the execution, delivery and performance by Holdco of the Articles of Merger and the Confidentiality

Agreement and the consummation of the Merger by Holdco require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

    (a)  the filing of Articles of Merger in accordance with Illinois Law;

    (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust improvements Act of 1976, as amended (the "HSR Act");

    (c) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

    (d) compliance with any applicable foreign or state securities or "blue sky" laws;

    (e) compliance with any requirements of any federal, state, foreign or other insurance or reinsurance or intermediaries or managing general agent laws, including licensing or other related laws;

    (f) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on Holdco, the Affiliated Companies or the Surviving Corporation, or (ii) would not materially adversely affect the ability of Holdco, each Affiliated Company, HCCH or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

    Section 3.4 Non-Contravention. The execution, delivery and performance by Holdco and each of the Affiliated Companies of this Agreement, the execution, delivery and performance by Holdco of the Articles of Merger and the consummation by Holdco and each of the Affiliated Companies of the transactions contemplated hereby and thereby do not and will not:

    (a)  contravene or conflict with each such company's charter or bylaws;

    (b) assuming compliance with the matters referred to in Section 3.3 and assuming the requisite approval by the Shareholders of the Merger, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Holdco or any of the Affiliated Companies;

    (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon Holdco or any of the Affiliated Companies or any material license, franchise, permit or other similar authorization held by Holdco or any of the Affiliated Companies; or

    (d) result in the creation or imposition of any Lien (as hereinafter defined) on any material asset of Holdco or any of the Affiliated Companies, except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Holdco or any of the Affiliated Companies. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    Section 3.5 Capitalization.

    (a) As of October 31, 1996, the authorized, issued and outstanding capital stock of each Affiliated Company was as follows:

                   North American Special Risk Associates, Inc.:
                     no par value, 100,000 shares Common Stock authorized; 2,700 shares issued and outstanding

                   NASRA TPA, Inc.:
                      no par value, 1,000,000 shares of Class
                      A Common Stock and 1,000,000
                      shares of Class B Common Stock authorized;
                      1,000 shares of Class A issued and outstanding

                   NASRA Consulting, Inc.:
                      no par value, 1,000,000 shares Common
                      Stock authorized; 450 shares issued and outstanding

    (b) After giving effect to the merger of Consulting with and into NASRA and the contribution of the TPA shares of common stock to NASRA by Mellon, there will be 8,400 shares of NASRA issued and outstanding.

    (c) All outstanding shares set forth in (a) and (b) above have been, or will be prior to the Effective Date, duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in and as otherwise contemplated by this Agreement, for each of Holdco and each Affiliated Company there are outstanding (i) no shares of capital stock or other voting securities, (ii) no securities convertible into or exchangeable for shares of its capital stock or voting securities), (iii) no options or other rights to acquire, and no obligation to issue, any capital stock, voting securities or securities convertible into or exchangeable for its capital stock or other voting securities (the items in clauses (i), (ii) and (iii) being referred to collectively as the "NASRA Securities"), (iv) no obligations to repurchase, redeem or otherwise acquire any of its outstanding securities and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed under the Securities Act.

    Section 3.6 Subsidiaries and Joint Ventures.

    (a) For purposes of this Section 3.6, (i) "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity, and (ii) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such entity and any Subsidiary thereof) of which such entity or any Subsidiary thereof is, directly or indirectly, the beneficial owner of 25% or more of any class of equity securities or equivalent profit participation interest. For purposes of this Agreement, in no event shall "Subsidiary" or "Joint Venture" include Silver Eagle Agency, Inc., an Illinois corporation; or Mellon Patch, Inc., an Illinois corporation.

    (b) As of the date hereof, neither Holdco nor any of the Affiliated Companies has any Subsidiaries or Joint Ventures which are material to the business of Holdco or any of the Affiliated Companies. As of the Closing Date, as defined herein, the only Subsidiaries of Holdco shall be the Affiliated Companies and their respective jurisdictions of incorporation or organization and Holdco's ownership interest therein are identified in
Exhibit 3.6(b). Other than Holdco's investments in its Subsidiaries as of the Effective Time, neither Holdco nor any of the Affiliated Companies own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity.

    (c) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary that is or may be owned by Holdco or any Affiliated Company on the Effective Date, and all of the outstanding stock of Holdco and each of the Affiliated Companies owned by the Shareholders directly or indirectly, is or will be owned by Holdco, or the Shareholders, as the case may be, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction on its or their rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law or this Agreement or the Affiliates Agreement (defined below). Each Shareholder represents and warrants only as to his or her individual ownership of Holdco Common Stock for purposes of this Section.

    Section 3.7 NASRA Financial Statements. NASRA has delivered to HCCH NASRA's unaudited balance sheet as of October 31, 1996 (the "Balance Sheet Date"), NASRA's unaudited income statements for the six month period ended September 30, 1996, NASRA's audited balance sheet as of March 31, 1996 and 1995, and NASRA's audited income statement for the fiscal years ended March 31, 1996, 1995, and 1994 (collectively, the "NASRA Financial Statements"). The NASRA Financial Statements present fairly in all material respects, substantially in conformity with generally accepted accounting principles consistently applied (except as indicated in the notes thereto), the financial position of NASRA as of the dates thereof and results of operations and cash flows for the periods therein indicated (subject to normal year-end adjustments in the case of any interim financial statements and the absence of certain footnotes in the case of unaudited financial statements). Holdco and the Affiliated Companies taken as a whole have no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the NASRA Financial Statements, except for (i) those reflected in the TPA Financial Statements (defined below), (ii) those reflected in the Consulting Financial Statements (defined below); (iii) those that are not required to be reported in accordance with the aforesaid accounting principles; (iv) normal or recurring liabilities incurred since October 31, 1996 in the ordinary course of business or (v) as disclosed in the NASRA Disclosure Schedule.

    Section 3.8 TPA Financial Statements. Holdco has delivered to HCCH TPA's unaudited balance sheet as of October 31, 1996 (the "Balance Sheet Date"), TPA's unaudited income statements for the nine month period ended September 30, 1996, TPA's audited balance sheet as of December 31, 1995 and 1994, and TPA's audited income statement for the fiscal years ended December 31, 1995, 1994, and 1993 (collectively, the "TPA Financial Statements"). The TPA Financial Statements present fairly in all material respects, substantially in conformity with generally accepted accounting principles consistently applied (except as indicated in the notes thereto), the financial position of TPA as of the dates thereof and results of operations and cash flows for the periods therein indicated (subject to normal year-end adjustments in the case of any interim financial statements and the absence of certain footnotes in the case of unaudited financial statements).

    Section 3.9 Consulting Financial Statements. Holdco has delivered to HCCH Consulting's unaudited balance sheet as of October 31, 1996 (the "Balance Sheet Date"), Consulting's unaudited income statements for the nine month period ended September 30, 1996, Consulting's unaudited balance sheet as of December 31, 1995 and 1994, and Consulting's unaudited income statement for the fiscal years ended December 31, 1995, 1994, and 1993 (collectively, the "Consulting Financial Statements"). The Consulting Financial Statements present fairly in all material respects, substantially in conformity with generally accepted accounting principles consistently applied (except as indicated in the notes thereto), the financial position of Consulting as of the dates thereof and results of operations and cash flows for the periods therein indicated (subject to normal year-end adjustments in the case of any interim financial statements and the absence of certain footnotes in the case of unaudited financial statements).

    Section 3.10 Absence of Certain Changes. Except as disclosed in the NASRA Disclosure Schedule, since March 31, 1996 with respect to NASRA and since December 31, 1995 with respect to TPA and Consulting, each Affiliated Company has in all material respects conducted its business in the ordinary course and there has not been:

    (a) any Material Adverse Change with respect thereto or any event, occurrence or development of a state of circumstances or facts known to Holdco or any of the Affiliated Companies, which as of the date hereof could reasonably be expected to have a Material Adverse Effect on Holdco or any of the Affiliated Companies;

    (b) any declaration, setting aside or payment or any dividend or other distribution in respect of any shares of capital stock of Holdco or any of the Affiliated Companies other than the declaration, setting aside or payment of dividends in accordance with its existing dividend policy or practice, which policy or practice is not inconsistent with the Affiliated Companies' past policy or practice or with respect to NASRA or Consulting any declaration, setting aside or payment of distributions or dividends to "S" Corporation shareholders;

    (c) any repurchase, redemption or other acquisition by Holdco or any of the Affiliated Companies of any outstanding shares of capital stock or other securities of or other ownership interests in Holdco or any of the Affiliated Companies;

    (d) any amendment of any term of any outstanding securities of Holdco or any of the Affiliated Companies;

    (e) any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities, earnings or prospects of Holdco or any of the Affiliated Companies which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Holdco or any of the Affiliated Companies;

    (f) any increase in indebtedness for borrowed money or capitalized lease obligations of Holdco or any of the Affiliated Companies, except in the ordinary course of business;

    (g) any sale, assignment, transfer or other disposition of any tangible or intangible asset material to the business of Holdco or any of the Affiliated Companies, except in the ordinary course of business and for a fair and adequate consideration;

    (h) any amendment, termination or waiver by Holdco or any of the Affiliated Companies of any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it is bound;

    (i) any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of Holdco or any of the Affiliated Companies;

    (j) any (i) grant of any severance or termination pay to any director, officer or employee of Holdco or any of the Affiliated Companies, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Holdco or any of the Affiliated Companies,
(iii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) any increase in compensation, bonus or other benefits payable to directors, officers or employees of Holdco or any of the Affiliated Companies, in each case other than in the ordinary course of business consistent with past practice;

    (k) any new or amendment to or alteration of any existing bonus, incentive, compensation, severance, stock option, stock appreciation right, pension, matching gift, profit sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by Holdco or any of the Affiliated Companies which would result in a material increase in cost;

    (l) any capital expenditures, capital additions or capital improvements incurred or undertaken by Holdco or any of the Affiliated Companies, except in the ordinary course of business; or

    (m) the entering into of any agreement by Holdco or any of the Affiliated Companies or any person on behalf of Holdco or any of the Affiliated Companies to take any of the foregoing actions.

    Section 3.11 No Undisclosed Liabilities. There are no liabilities of Holdco or any of the Affiliated Companies of any kind whatsoever that are, individually or in the aggregate, material to Holdco and the Affiliated Companies, taken as a whole, other than:

    (a) liabilities disclosed or provided for in the NASRA audited financial statements as of and for the fiscal year ended March 31, 1996 (including the notes thereto);

    (b) liabilities of NASRA incurred in the ordinary course of business consistent with past practice since March 31, 1996;

    (c) liabilities disclosed or provided for in the TPA audited financial statements as of and for the fiscal year ended December 31, 1995 (including the notes thereto):

    (d) liabilities of TPA incurred in the ordinary course of business consistent with past practice since December 31, 1995;

    (e) liabilities disclosed or provided for in the Consulting unaudited financial statements as of and for the fiscal year ended March 31, 1996 (including the notes thereto);

    (f) liabilities of Consulting incurred in the ordinary course of business consistent with past practice since March 31, 1996; and

    (g) liabilities under this Agreement or indicated in the NASRA Disclosure Schedule.

    Section 3.12 Litigation. Except as set forth in the NASRA Disclosure Schedule and other than actions, suits, proceedings, claims or investigation occurring in the ordinary course of business involving respective amounts in controversy of less than $10,000 each and $100,000 in the aggregate, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of Holdco, any of the Affiliated Companies or the Original Shareholders, overtly threatened, against Holdco or any of the Affiliated Companies or any of their assets or against or involving any of their officers, directors or employees in connection with the business or affairs of Holdco or any of the Affiliated Companies, including, without limitation, any such claims for indemnification arising under any agreement to which Holdco or any of the Affiliated Companies is a party. Neither Holdco nor any of the Affiliated

Companies is subject, or in default with respect, to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on Holdco or any of the Affiliated Companies.

    Section 3.13 Accounting Matters. Except for all actions disclosed to and approved by HCCH, neither Holdco, any of the Affiliated Companies, nor any of the Shareholders knowingly has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by HCCH or any of its affiliates) would prevent HCCH from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Upon execution of this Agreement, each of Holdco, NASRA, TPA and Consulting will have received a letter from its independent public accountants to the effect that if the Merger were to be consummated on the date of this Agreement, each of Holdco, NASRA, TPA and Consulting qualifies as an entity that may be a party to a business combination for which the pooling-of-interests method of accounting would be available.

    Section 3.14 Taxes.

    (a) Each of Holdco and each of the Affiliated Companies (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise, with respect to Holdco, NASRA, TPA and Consulting, accrued on the NASRA Financial Statements, TPA Financial Statements or Consulting Financial Statements all material federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes") and there are no tax deficiencies claimed in writing by any Taxing authority and received by an Affiliated Company that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. The NASRA Disclosure Schedule sets forth those tax returns of each of the Affiliated Companies (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

    (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any Taxing authority and received by any of the Affiliated Companies to be due in respect of any tax returns filed by any of the Affiliated Companies (or any predecessor corporations). Neither any of the Affiliated Companies nor any predecessor corporation, has executed or filed with the IRS or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

    (c) No Affiliated Company is a party to or bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement. No Affiliated Company has been a member of an affiliated group or filed or been included in a combined, consolidated or unitary Tax return.

    (d) Consulting has maintained a valid subchapter S election pursuant to the Code, and there is no corporate income tax due from Consulting.

    Section 3.15 Employee Benefit Plans, ERISA.

    (a) Neither Holdco nor any of the Affiliated Companies is a party to any oral or written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee of Holdco or any of the Affiliated Companies (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Holdco or any of the Affiliated Companies of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iv) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    (b) Neither Holdco, any Affiliated Company nor any corporation or other entity which under Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is under common control with Holdco or any Affiliated Company (a "NASRA ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any "Employee Pension Benefit Plan" ("Pension Plan") or any "Employee Welfare Benefit Plan" ("Welfare Plan") as such terms are defined in Sections 3(2) and 3(1) respectively of ERISA, which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the NASRA Disclosure Schedule (which Plans have been heretofore delivered to HCCH) and maintained by NASRA has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

    (c) No Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the Internal Revenue Service ("IRS"), the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or office nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

    (d)  No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in liability to Holdco, or any Affiliated Company, or any NASRA ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. Each of Holdco, each Affiliated Company or Original Shareholder has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of Holdco, any Affiliated Company, and NASRA ERISA Affiliate, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

    (e) Neither Holdco, any Affiliated Company, nor any NASRA ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither Holdco, any Affiliated Company, nor any NASRA ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to Holdco, any Affiliated Company, or any NASRA ERISA Affiliate.

    (f) There is no contract, agreement, plan or arrangement covering any employee or former employee of Holdco or any NASRA ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(I) or 280G of the Code.

    (g) With respect to Holdco, each Affiliated Company and each NASRA ERISA Affiliate, the NASRA Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which Holdco or any Affiliated Company is a party or by which Holdco or any Affiliated Company or any property or asset of Holdco or any Affiliated Company is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profitsharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement.

    (h) Neither Holdco, any Affiliated Company, nor any NASRA ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to Section 302 of Title IV of ERISA or Section 412 of the Code. Holdco and each Affiliated Company has made available to HCCH, for each Pension Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and Holdco and each Affiliated Company is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

    Section 3.16 Material Agreements.

    (a) The NASRA Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases (other than NASRA Property Leases, as hereinafter defined), and instruments to which Holdco or any of the Affiliated Companies is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $25,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of Holdco or any of the Affiliated Companies, whether written or oral, but exclusive of contracts, agreements, leases and instruments terminable without penalty upon 60 days' or less prior written notice to the other party or parties thereto (the "Material NASRA Agreements").

    (b) Neither Holdco nor any Affiliated Company nor, to the knowledge of Holdco or any Affiliated Company, any other party is in default under any Material NASRA Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material NASRA Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of Holdco or any Affiliated Company, which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect.

    (c) To the knowledge of Holdco and each Affiliated Company, each such Material NASRA Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material NASRA Agreement. No party to a Material NASRA Agreement has advised Holdco or any Affiliated Company that it intends either to terminate a Material NASRA Agreement or to refuse to renew a Material NASRA Agreement upon the expiration of the term thereof.

    (d) Holdco and each Affiliated Company is not in violation of, or in default with respect to, any term of its Articles or Certificate of Incorporation, as the case may be, or Bylaws.

    Section 3.17 Properties. To the knowledge of Holdco and each of the Affiliated Companies, Holdco or such Affiliated Company owns no real estate, and all leases of real property to which Holdco or any of the Affiliated Companies is a party or by which it is bound ("NASRA Property Leases") are in full force and effect. To the knowledge of Holdco or any Affiliated Company, there exists no default under such NASRA Property Leases, nor any event which with notice or lapse of time or both would constitute a default thereunder, which default would have a Material Adverse Effect. All of the properties and assets which are owned by Holdco and each of the Affiliated Companies are owned by each of them, respectively, free and clear of any Lien, except for Liens which do not have a Material Adverse Effect. Holdco and each of the Affiliated Companies have good and indefeasible title with respect to such owned properties and assets subject to no Liens, other than those permitted under this Section 3.17, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect.

    Section 3.18 Environmental Matters.

    (a) For the purposes of this Agreement, the following terms have the following meanings:

         "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined) or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

         "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

    (b) To the knowledge of Holdco or any of the Affiliated Companies, no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to any such party's knowledge, has been threatened by any governmental entity or other party with respect to any (i) alleged violation of any Environmental Law,
(ii) alleged failure to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.

    (c) Neither Holdco nor any of the Affiliated Companies has any material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by Holdco or any of the Affiliated Companies or with respect to any of their respective properties which has had, or would reasonably be expected to have, a Material Adverse Effect.

     Section 3.19 Labor Matters. Neither Holdco nor any of the Affiliated Companies is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Holdco or any such Affiliated Companies, nor do they know of any activities or proceedings of any labor union to organize any such employees.

    Section 3.20 Compliance with Laws. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither Holdco nor any of the Affiliated Companies is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

    Section 3.21 Trademarks, Tradenames, Etc. Holdco and the Affiliated Companies own or possess, or hold a valid right or license to use, all intellectual property, patents, trademarks, tradenames, servicemarks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of their business as now conducted, without any known conflict with the rights of others.

    Section 3.22 Sale of NASRA. Except as contemplated by this Agreement, there are currently no discussions to which any of the Affiliated Companies is a party relating to (a) the sale of any material portion of their assets or (b) any merger, consolidation, liquidation, dissolution or similar transaction involving any of the Affiliated Companies whereby any of the Affiliated Companies will issue any securities or for which any of the Affiliated Companies is required to obtain the approval of its shareholders.

    Section 3.23 Broker's Fees. Neither Holdco, any Affiliated Company, any Original Shareholder nor anyone acting on the behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger.

    Section 3.24 Investment Representation. The shares of HCCH Common Stock to be acquired by the Shareholders pursuant to the Merger will be acquired solely for the account of such Shareholders, for investment purposes only and not with a view to the distribution thereof. The Shareholders are not participating, directly or indirectly, in any distribution or transfer of such HCCH Common Stock, nor are they participating, directly or indirectly, in underwriting any such distribution of HCCH Common Stock within the meaning of the Securities Act. Each Shareholder has such knowledge and experience in business matters that he is capable of evaluating the merits and risks of an investment in HCCH and the acquisition of the shares of HCCH Common Stock, and he is making an informed investment decision with respect thereto. The Shareholders have been informed by HCCH that the shares of HCCH Common Stock to be issued pursuant to this Agreement and the documents to be executed in connection herewith will not be registered under the Securities Act at the time of their issuance and may not be transferred, assigned or otherwise disposed of absent registration under the Securities Act or availability of an appropriate exemption therefrom. The Shareholders have further been informed that HCCH will be under no obligation to register the shares of HCCH Common Stock under the Securities Act or to take any steps to assist the Shareholders to comply with any applicable exemption under the Securities Act with respect to the shares of HCCH Common Stock.

    Section 3.25 Total Assets. The total assets of Holdco and the Affiliated Companies plus the Designated Assets (as herein defined) of Mellon do not, in the aggregate, exceed $10 million. As used herein, "Designated Assets", means investment assets (excluding therefrom any assets of the Affiliated Companies), voting securities and other income-producing property.

    Section 3.26 Resignation of Fleming. Effective June 24, 1996, Fleming resigned as a director and officer of Holdco and each of the Affiliated Companies on which he was an officer and a member of the Board of Directors.

                                      ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF HCCH

    Except as disclosed in a document referring specifically to this Agreement or in a document, exhibit, or appendix filed with the Securities and Exchange Commission ("SEC") which has been filed on or before the date hereof, (collectively referred to herein as the "HCCH Disclosure Schedule") which has been delivered to Holdco and the Affiliated Companies on or before the date hereof, each of HCCH and Merger Sub represents and warrants to Holdco, the Affiliated Companies and the Shareholders as set forth below (it being agreed that the disclosure on the HCCH Disclosure Schedule of the existence of any document or fact or circumstance or situation relating to any representations, warranties, covenants or agreements in any section of this Agreement shall be automatically deemed to be disclosure of such document or fact or circumstance or situation for purposes of all other representations, warranties, covenants and agreements in this Agreement):

    Section 4.1 Corporate Existence and Power. HCCH and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois. Each of HCCH and each of its Subsidiaries has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on HCCH. HCCH and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on HCCH. HCCH has delivered to NASRA true and complete copies of HCCH's Certificate of Incorporation and Bylaws and Merger Sub's Articles of Organization and Bylaws, each as currently in effect.

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

    Section 4.2 Corporate Authorization. The execution, delivery and performance by HCCH and Merger Sub of this Agreement, the Articles of Merger and the Confidentiality Agreement and the consummation by HCCH and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of HCCH and Merger Sub and have been duly authorized by all necessary corporate action. This Agreement, the Articles of Merger and the Confidentiality Agreement constitute, or upon execution will constitute, valid and binding agreements of HCCH and Merger Sub, respectively, enforceable in each case against each in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency of other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

    Section 4.3 Governmental Authorization. The execution, delivery and performance by HCCH and Merger Sub of this Agreement, the Articles of Merger and the Confidentiality Agreement and the consummation of the Merger by HCCH and Merger Sub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

    (a)  the filing of the Articles of Merger in accordance with Illinois Law;

    (b)  compliance with any applicable requirements of the HSR Act;

    (c) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder;

    (d) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

    (e) compliance with any applicable foreign or state securities or "blue sky" laws and the rules and regulations of the NYSE;

    (f) compliance with any applicable requirements of the Texas, Oklahoma or other insurance regulatory agency having authority over HCCH; and

    (g) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on HCCH or (ii) would not materially adversely affect the ability of Holdco, any Affiliated Company, HCCH or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

    Section 4.4 Non-Contravention. The execution, delivery and performance by HCCH and Merger Sub of this Agreement and the Articles of Merger and the consummation by HCCH and Merger Sub of the transactions contemplated hereby and thereby do not and will not:

    (a) contravene or conflict with the Articles or Certificate of Incorporation, as the case may be, or Bylaws of HCCH or Merger Sub;

    (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment. injunction, order or decree binding upon or applicable to HCCH or Merger Sub or any Subsidiary of HCCH;

    (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon HCCH or Merger Sub or any other Subsidiary of HCCH or any material license, franchise, permit or other similar authorization held by HCCH or Merger Sub or any other Subsidiary of HCCH; or

    (d) result in the creation or imposition of any Lien on any material asset of HCCH or Merger Sub or any other Subsidiary of HCCH,

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on HCCH.

    Section 4.5 Capitalization of HCCH

    (a) The authorized capital stock of HCCH consists of 100,000,000 shares of HCCH Common Stock. As of September 30, 1996, there were 34,679,307 shares of HCCH Common Stock issued and outstanding. All outstanding shares of HCCH Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement and except as disclosed in public filings made by HCCH with the SEC prior to the Closing Date, and except for changes since September 30, 1996 resulting from the exercise of employee and director stock options, there are outstanding (i) no shares of capital stock or other voting securities of HCCH, (ii) no securities of HCCH convertible into or exchangeable for shares of capital stock or voting securities of HCCH and (iii) no options or other rights to acquire from HCCH, and no obligation of HCCH to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of HCCH (the items in clauses (i), (ii) and (iii) being referred to collectively as the "HCCH Securities"). There are no outstanding obligations of HCCH or any of its Subsidiaries to repurchase, redeem or otherwise acquire any HCCH Securities.

    (b) All shares of HCCH Common Stock issued in the Merger shall, upon issuance, be fully paid, validly issued and nonassessable. HCCH has reserved sufficient shares of HCCH Common Stock for issuance pursuant to the Merger.

    Section 4.6 Organization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding. All the issued and outstanding capital stock of Merger Sub is owned by HCCH. Merger Sub has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

    Section 4.7 Subsidiaries.

    (a) Each HCCH Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on HCCH, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by HCCH, or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on HCCH. All Subsidiaries and Joint Ventures material to the business of HCCH ("Material HCCH Subsidiaries") and their respective jurisdictions of incorporation or organization and HCCH's ownership interest therein are identified in the HCCH Disclosure Schedule. Other than its investments in its Subsidiaries and Joint Ventures, and shares of stock in publicly held companies aggregating less than 10% of such public company's outstanding stock, HCCH does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity.

    (b) All of the outstanding capital stock of, or other ownership interests in, each Material HCCH Subsidiary that is owned by HCCH, is owned by HCCH, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests (collectively, "HCCH Subsidiary Securities") of any HCCH Subsidiary.

    Section 4.8 SEC Filings.

    (a) HCCH has since October 28, 1992 filed all forms, proxy statements, schedules, reports and other documents required to be filed by it with the SEC pursuant to the Exchange Act.

    (b) HCCH has delivered, and will promptly deliver in the case of any of the following filed with the SEC on or after the date hereof and prior to the Effective Date, to Holdco:

         (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1995 and 1994;

         (ii) its quarterly report on Form 10-Q for its fiscal quarters ending March 31, June 30, and September 30, 1996;

         (iii) any current reports on Form 8-K since January 1, 1996 and its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of HCCH held since January 1, 1996; and

         (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1995. None of HCCH's Subsidiaries is required to file any forms, reports or other documents with the SEC.

    (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (d) No registration statement filed pursuant to the Securities Act, if declared effective by the SEC, as of the date such statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    Section 4.9 Financial Statements. The audited consolidated financial statements of HCCH included in its annual reports on Form 10-K and the unaudited financial statements of HCCH included in its quarterly reports on Form 10-Q referred to in Section 4.8 present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of HCCH and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "HCCH Balance Sheet" means the consolidated balance sheet of HCCH as of September 30, 1996, and the notes thereto, contained in HCCH's quarterly report on Form 10-Q filed for its fiscal quarter then ended, and "HCCH Balance Sheet Date" means September 30, 1996.

    Section 4.10 Absence of Certain Changes. Except as disclosed in the HCCH Disclosure Schedule, since the HCCH Balance Sheet Date, HCCH and each of its Subsidiaries have in all material respects conducted their business in the ordinary course and there has not been:

    (a) any Material Adverse Change with respect to HCCH or any event, occurrence or development of a state of circumstances or facts known to HCCH, which as of the date hereof could reasonably be expected to have a Material Adverse Effect on HCCH;

    (b)  any amendment of any material term of any outstanding HCCH Securities;

    (c) any action by HCCH or, to HCCH's knowledge, any affiliate of HCCH which would preclude the ability of HCCH to account for the business combination to be effected by the Merger as a "pooling of interests" under generally accepted accounting principles; or

    (d) the entering into of any agreement by HCCH or any person on behalf of HCCH to take any of the foregoing actions.

    Section 4.11 No Undisclosed Liabilities. There are no liabilities of HCCH or any of its Subsidiaries of any kind whatsoever that are, individually or in the aggregate, material to HCCH and its Subsidiaries, taken as a whole, other than:

    (a) liabilities disclosed or provided for in the HCCH Balance Sheet (including the notes thereto);

    (b) liabilities incurred in the ordinary course of business consistent with past practice since the HCCH Balance Sheet Date; and

    (c) liabilities under this Agreement or as indicated in the HCCH Disclosure Schedule.

    Section 4.12 Litigation. Other than actions, suits, proceedings, claims or investigations occurring in the ordinary course of business or such actions, suits, proceedings, claims or investigations involving respective amounts in controversy of less than $100,000 each, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of HCCH, overtly threatened, against HCCH or any of its Subsidiaries or any of their assets or against or involving any of its officers, directors or employees in connection with the business or affairs of HCCH, including, without limitation, any such claims for indemnification arising under any agreement to which HCCH or any of its Subsidiaries is a party, which could, individually or in the aggregate, have a Material Adverse Effect on HCCH. HCCH is not subject to or in default with respect to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on HCCH.

    Section 4.13 Taxes.

    (a) HCCH and each of its Subsidiaries (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the HCCH Balance Sheet all material Taxes, and there are no tax deficiencies claimed in writing by any Taxing authority and received by HCCH that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals, and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the

Effective Time. The HCCH Disclosure Schedule sets forth those tax returns of HCCH (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

    (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any taxing authority and received by HCCH or any of its Subsidiaries to be due in respect of any tax returns filed by HCCH (or any predecessor corporations) or any of its Subsidiaries. Neither HCCH nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the IRS or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

    (c) HCCH is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than HCCH and its Subsidiaries. Neither HCCH nor any of its Subsidiaries has been a member of an affiliated group other than one of which HCCH was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by HCCH (or a return for a group consisting solely of its Subsidiaries and predecessors).

    Section 4.14 Employee Benefit Plans; ERISA.

    (a) Neither HCCH nor any corporation or other entity which under Section 4001(b) of ERISA is under common control with HCCH (an "HCCH ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any Pension Plan or any Welfare Plan which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the HCCH Disclosure Schedule (which Plans have been heretofore delivered to Holdco) and maintained by HCCH has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

    (b) Neither HCCH nor any HCCH ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to
Section 302 or Title IV of ERISA or Section 412 of the Code. HCCH has made available to Holdco and the Affiliated Companies, for each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and HCCH is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

    (c) To the knowledge of HCCH, no Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or office nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

    (d)  No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in liability to HCCH or any HCCH ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. HCCH has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of HCCH, any HCCH ERISA Affiliate, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

    (e) Neither HCCH nor any HCCH ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither HCCH nor any HCCH ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to HCCH or any HCCH ERISA Affiliate.

    (f) With respect to HCCH and each HCCH ERISA Affiliate, the HCCH Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which HCCH is a party or by which HCCH or any property or asset of HCCH is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement.

    Section 4.15 Material Agreements.

    (a) The HCCH Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases (other than HCCH Property Leases, as hereinafter defined) and instruments to which HCCH or any of its Subsidiaries is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $1,000,000 per annum, inclusive of contracts that pertain to employment or severance benefits for any officer, director or employee of HCCH, whether written or oral, but exclusive of contracts entered into with customers and suppliers in the ordinary course of business or contracts, agreements, leases and instruments terminable without penalty by HCCH upon 60 days or less prior written notice to the other party or parties thereto (the "Material HCCH Agreements").

    (b) Neither HCCH, any HCCH Subsidiary, nor, to the knowledge of HCCH, any other party is in default under any Material HCCH Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material HCCH Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of HCCH which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect on HCCH.

    (c) To the knowledge of HCCH, each such Material HCCH Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material HCCH Agreement. No party to a Material HCCH Agreement has advised HCCH or any of its Subsidiaries that it intends either to terminate a Material HCCH Agreement or to refuse to renew a Material HCCH Agreement upon the expiration of the term thereof.

    (d) Each of HCCH, Merger Sub, and each HCCH Subsidiary is not in violation of, or in default with respect to, any term of its Certificate of Incorporation or Bylaws.

    Section 4.16 Properties. To the knowledge of HCCH, all leases of real property to which HCCH or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound ("HCCH Property Leases") which are material to the business of HCCH and its Subsidiaries taken as a whole are in full force and effect. To the knowledge of HCCH, there exists no default under such HCCH Property Leases, nor any event which with notice or lapse of time or both would constitute a default thereunder by HCCH or any of its Subsidiaries, which default would have a Material Adverse Effect on HCCH. All of the properties and assets which are owned by HCCH and each of its Subsidiaries are owned by each of them, respectively, free and clear of any Lien, except for Liens which do not have a Material Adverse Effect on HCCH. HCCH and each of its Subsidiaries have good and indefeasible title with respect to such owned properties and assets subject to no Liens, other than those permitted under this Section 6, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect on HCCH.

    Section 4.17 Environmental Mailers.

    (a) To the knowledge of HCCH, no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to HCCH's knowledge, has been threatened by any governmental entity or other party with respect to any (i) alleged violation by HCCH or any of its Subsidiaries of any Environmental Law, (ii) alleged failure by HCCH or any such Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.

    (b) To the knowledge of HCCH, neither HCCH nor any of its Subsidiaries has any material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by HCCH or any such Subsidiary or with respect to any of their respective properties which has had, or would be reasonably expected to have, a Material Adverse Effect on HCCH.

    Section 4.18 Labor Matters. Neither HCCH nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by HCCH or any such Subsidiary, nor do the executive officers of HCCH know of any activities or proceedings of any labor union to organize any such employees.

    Section 4.19 Compliance with Laws. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HCCH, neither HCCH nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

    Section 4.20 Trademarks, Tradenames, Etc. HCCH owns or possesses, or holds a valid right or license to use, all intellectual property, patents, trademarks, tradenames, servicemarks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

    Section 4.21 Broker's Fees. Neither HCCH nor Merger Sub, nor anyone acting on the behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger.

                                      ARTICLE V

                              COVENANTS OF HOLDCO, ETC.

    From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.1 hereof, (a) Holdco and each of the Affiliated Companies agrees, except as otherwise permitted with the written consent of HCCH, which consent shall not be unreasonably withheld, (b) with respect to Sections 5.1(i), 5.1(j) and 5.8, each Shareholder agrees and (c) with respect to Sections 5.4 and 5.10, Mellon agrees that:

    Section 5.1 Conduct of Holdco and Affiliated Companies. Holdco and each of the Affiliated Companies shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated by this Agreement:

    (a) Holdco and each of the Affiliated Companies will not adopt or propose any change in its Articles of Organization or Certificate of Incorporation or Bylaws;

    (b) Holdco and each of the Affiliated Companies will not enter into or amend any employment agreements (oral or written) or increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of December 31, 1995, or increase the compensation payable to any other employees (other than

(i) increases in the ordinary course of business which are not in the aggregate material to the Affiliated Companies, or (ii) pursuant to plans disclosed in NASRA Disclosure Schedule), or adopt or amend any employee benefit plan or arrangement (oral or written);

    (c) Holdco and each of the Affiliated Companies will not issue any NASRA Securities;

    (d) Holdco and each of the Affiliated Companies will keep in full force and effect any existing directors' and officers' liability insurance and will not modify or reduce the coverage thereunder;

    (e) Other than the payment of dividends in accordance with its existing dividend policy or practice, which policy or practice is consistent with past policy or practice, Holdco and each of the Affiliated Companies will not pay any dividend or make any other distribution to holders of its capital stock nor redeem or otherwise acquire any NASRA Securities;

    (f) Holdco and each of the Affiliated Companies will not, directly or indirectly, dispose of or acquire any material properties or assets except in the ordinary course of business;

    (g) Holdco and each of the Affiliated Companies will not incur any additional indebtedness for borrowed money except pursuant to existing arrangements which have been disclosed to HCCH prior to the date hereof;

    (h) Holdco and each of the Affiliated Companies will not amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, or accelerate, amend or change the vesting period of any outstanding restricted stock;

    (i) Holdco, each Affiliated Company and each Shareholder will not knowingly take any action, other than those which have been disclosed to and approved by HCCH that would prevent the accounting for the business combination to be effected by the Merger as a pooling-of-interests;

    (j) Holdco, each of the Affiliated Companies and each of the Shareholders will not, directly or indirectly, agree or commit to do any of the foregoing; and

    (k) No Affiliated Company will (i) change accounting methods except as necessitated by changes which such Affiliated Company is required to make in order to prepare its federal, state and local tax returns; (ii) amend or terminate any contract, agreement or license to which it is a party (except pursuant to arrangements previously disclosed in writing to HCCH or disclosed in the NASRA Disclosure Schedule) except those amended or terminated in the ordinary course of business, consistent with past practices, or involving changes which are not materially adverse in amount or effect to Holdco and the Affiliated Companies taken as a whole; (iii) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, and which are not material in amount to Holdco and the Affiliated Companies, taken as a whole, which travel and expenses shall be documented by receipts for the claimed amounts; (iv) enter into any guarantee or suretyship for any obligation except for the endorsements of checks and other negotiable instruments in ordinary course of business, consistent with past practice;
(v) waive or release any material right or claim except in the ordinary course of business, consistent with past practice; (vi) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or take any action other than this transaction to accelerate the vesting of any outstanding option or other security (except pursuant to existing arrangements disclosed in writing to HCCH before the date of this agreement); (vii) except for the Merger, merge, consolidate or reorganize with or acquire any entity; (viii) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to HCCH for its review prior to such agreement or filing; and (ix) terminate the employment of any key executive employee.

    Section 5.2 Shareholder Approval. At the earliest practicable date, Holdco and each Affiliated Company will duly call and hold a special shareholder meeting, or duly take action by the written consent of its shareholders, whereby this Agreement, the Merger and related matters will be submitted for the consideration and approval of its shareholders (the "Shareholder Vote") which approval will be recommended by the board of directors of Holdco and each Affiliated Company, as applicable, subject to Section 5.4. The Board of Directors of Holdco shall establish the record date for the meeting of Holdco shareholders at which the Merger will be approved before Mellon distributes or otherwise transfers any shares of Holdco or of any Affiliated Company to anyone other than an Original Shareholder. Each Shareholder Vote will be effected in compliance with applicable law.

    Section 5.3 Access to Financial and Operational Information. Holdco and each Affiliated Company will give HCCH, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to their offices, properties, books and records, will furnish to HCCH, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct its employees, counsel and financial advisors to cooperate with HCCH in its investigation of the business of Holdco and each Affiliated Company and in the planning for the combination of the businesses of Holdco and each Affiliated Company and HCCH following the consummation of the Merger; provided that no investigation pursuant to this Section shall affect any representation or warranty given hereunder. In addition, following the public announcement of this Agreement or the transactions contemplated hereby, Holdco and each Affiliated Company will cooperate in arranging joint meetings among representatives of Holdco and each Affiliated Company and HCCH and persons with whom they maintain business relationships. All requests for information made pursuant to this Section shall be directed to Mellon or such person as may be designated by him in writing. All information obtained pursuant to this Section 5.3 shall be governed by the Confidentiality Agreement dated as of July 9, 1996 among HCCH and the Affiliated Companies (the "Confidentiality Agreement").

    Section 5.4    Other Offers.

    (a) Holdco, each of the Affiliated Companies and Mellon will not, and will use their best efforts to cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or discuss any Acquisition Proposal (as hereinafter defined), or (ii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel, engage in negotiations with, or disclose any nonpublic information relating to, Holdco or any of the Affiliated Companies or afford access to the properties, books or records of Holdco or any of the Affiliated Companies to, any person or entity that may be considering making, or has made, an Acquisition Proposal. To the extent that Holdco or the Affiliated Companies or any of their respective officers, directors, employees or other agents, or Mellon are currently involved in any discussions with respect to any Acquisition Proposal or contemplated or proposed Acquisition Proposal, Holdco and the Affiliated Companies shall terminate, and shall use their best efforts to cause their respective officers, directors, employees or other agents to terminate, such discussions immediately. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Holdco or the Affiliated Companies or the acquisition of any equity interest in, or a substantial portion of the assets of; Holdco or any of the Affiliated Companies other than the transactions contemplated by this Agreement.

    (b) Subject to their fiduciary duties, the Boards of Directors of Holdco and each of the Affiliated Companies, and each Original Shareholder shall not
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to HCCH, the approval or recommendation by such Board of Directors or Original Shareholder, of this Agreement, the Merger or the other documents or transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (other than an Acquisition Proposal made by HCCH or an affiliate of HCCH) or (iii) approve or authorize the entering into any agreement with respect to any Acquisition Proposal.

    Section 5.5 Maintenance of Business. Holdco and each of the Affiliated Companies will use its reasonable best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, agents, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Holdco or any Affiliated Company becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any customers, supplier, licensor or others having business relationships with it, it will promptly in writing bring such information to the attention of the HCCH in writing.

    Section 5.6 Compliance with Obligations. Holdco and each of the Affiliated Companies shall each use its reasonable best efforts to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations,
(ii) all material agreements and obligations, including its respective charter and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Holdco and each of the Affiliated Companies and their respective properties or assets.

    Section 5.7 Notices of Certain Events. Holdco and each of the Affiliated Companies shall, upon obtaining knowledge of any of the following, promptly notify HCCH of:

    (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger,

    (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger, and

    (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Holdco or any of the Affiliated Companies which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of the Merger.

    Section 5.8 Affiliates Agreement. To facilitate the treatment of the Merger for accounting purposes as a pooling-of-interests, Holdco, each Affiliated Company and each Original Shareholder shall use its or their best efforts to deliver to HCCH simultaneously with the execution of this Agreement, a written agreement from each of its "affiliates" (as that term is used in Rule 144 or 145 under the Securities Act) (the "Affiliates Agreement") in form and substance reasonably satisfactory to HCCH, and each Shareholder shall deliver to HCCH an executed Affiliates Agreement simultaneously with the execution hereof.

    Section 5.9 Necessary Consents. Holdco and each of the Affiliated Companies shall use reasonable best efforts to obtain such written consent and take such other actions as may be necessary or appropriate for Holdco and each of the Affiliated Companies to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow HCCH to carry on the acquired business after the Closing Date (as defined in Section
10.1 hereof).

    Section 5.10 Regulatory Approval. Holdco and each of the Affiliated Companies, and, where required pursuant to the HSR Act or the rules or regulations of any regulatory agency, Mellon, will execute and file, or join in the execution and filing, with any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which HCCH may reasonably request, in connection with the consummation of the transaction provided for in this Agreement. Holdco, each of the Affiliated Companies and Mellon, will use reasonable best efforts to obtain or assist HCCH in obtaining all such authorizations, approvals and consents.

     Section 5.11 Satisfaction of Conditions Precedent. Holdco and each Affiliated Company shall use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

                                    ARTICLE VI

                          COVENANTS OF HCCH AND MERGER SUB

    From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) the termination of this Agreement pursuant to Section
9.1 hereof, HCCH and Merger Sub agree that, except as otherwise permitted with the written consent of NASRA, which consent shall not be unreasonably withheld:

    Section 6.1 Conduct of HCCH. HCCH and its Subsidiaries shall in all material respects conduct their business in the ordinary course provided, however, that nothing in this Agreement shall be construed to prohibit or otherwise restrain HCCH in any manner from acquiring other businesses or substantially all of the assets thereof. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by HCCH to NASRA in writing:

    (a) HCCH will not adopt or propose any change in its Certificate of Incorporation or Bylaws;

    (b) HCCH will not take any action that would result in a failure to maintain the trading of HCCH Common Stock on the NYSE; and

    (c) HCCH will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

    Section 6.2 Listing of HCCH Common Stock. HCCH shall cause the shares of HCCH Common Stock to be issued in the Merger to be approved for listing on the NYSE on or before the Effective Time.

    Section 6.3 Access to Financial and Operation Information. HCCH will give NASRA, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of HCCH and its Subsidiaries, will furnish to NASRA, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data such as persons may reasonably request and will instruct HCCH's employees, counsel and financial advisors to cooperate with NASRA in its investigation of the business of HCCH and its Subsidiaries and in the planning for the combination of the businesses of Holdco, the Affiliated Companies and HCCH following the consummation of the Merger and will furnish promptly to NASRA copies of all reports, schedules, registration statements, correspondence and other documents filed with or delivered to the SEC, provided that no investigation pursuant to this Section shall affect any representation or warranty given by HCCH to Holdco or the Affiliated Companies or the Shareholders hereunder. In addition, if requested by NASRA following the public announcement of this Agreement, HCCH will cooperate in arranging joint meetings among representatives of HCCH and NASRA and persons with whom HCCH maintains business relationships. All requests for a information made pursuant to this Section shall be directed to the Chief Financial Officer of HCCH or such person as may be designated by him in writing. All information obtained pursuant to this Section 6.3 shall be governed by the Confidentiality Agreement.

    Section 6.4 Maintenance of Business. HCCH will use its reasonable best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If HCCH becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of NASRA in writing.

    Section 6.5 Compliance with Obligations. HCCH and its Subsidiaries shall each use its reasonable best efforts to comply in all material respects with
(i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective charter and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to HCCH and its Subsidiaries and their respective properties or assets; except to the extent that the failure to comply with matters in clauses (i), (ii) and (iii) would not have a Material Adverse Effect on HCCH.

    Section 6.6 Notices of Certain Events. HCCH shall, upon obtaining knowledge of any of the following, promptly notify NASRA of:

    (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

    (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger; and

    (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against HCCH or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or which relate to the consummation of the Merger.

    Section 6.7 Obligations of Merger Sub. HCCH will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any person or entity other than HCCH or a wholly owned Subsidiary of HCCH. Merger Sub shall not incur any indebtedness or liabilities of any kind except pursuant to this Agreement.

    Section 6.8 Notice to Affiliates. HCCH shall, at least 30 days prior to the Effective Date, cause to be delivered to each person HCCH believes to be an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of HCCH a notice informing such persons of restrictions on transfer resulting from the Merger being accounted for as a pooling-of-interests in accordance with generally accepted principles and all published rules, regulations and policies of the SEC.

    Section 6.9 Employee Matters. HCCH agrees that all employees of Holdco or any Affiliated Company that remain employed after the Effective Time shall, immediately following the Effective Time, be entitled to receive the same benefits to which other employees of HCCH are entitled to receive and shall be entitled to participate in HCCH's Employee Benefit Plan provided such employees have satisfied the plan's eligibility requirements. In addition, employees of Holdco or any Affiliated Company who shall remain employees of HCCH after the Effective Time (i) shall be credited (for purposes of both participation and investing) through their periods of service with Holdco or any Affiliated Company prior to the Effective Time, and (ii) shall be entitled to receive vacation leave accrued with Holdco or any Affiliated Company prior to the Effective Time.

    Section 6.10 Officers and Directors Insurance. Commencing upon the Effective Date, to the extent HCCH provides, in its sole discretion, liability insurance coverage to officers, directors and employees of HCCH, HCCH shall provide those persons who are officers, directors and employees of Holdco and each Affiliated Company and who become officers, directors or employees of HCCH with liability insurance coverage identical to that which it provides to other officers, directors and employees of HCCH.

                                 ARTICLE VII

             COVENANTS OF HCCH, HOLDCO AND AFFILIATED COMPANIES

    From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.1 hereof, each of Holdco, the Affiliated Companies and HCCH agree that:

    Section 7.1 Advice of Changes. It will promptly advise the others in writing (i) of any event known to any of its executive officers or the Shareholders occurring subsequent to the date of this Agreement that in its reasonable judgment renders any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect and (ii) of any Material Adverse Change in the business condition of the party.

    Section 7.2 Regulatory Approvals. It shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be requested in connection with the consummation of the Merger. Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

    Section 7.3 Actions Contrary to Stated Intent. It shall not, from or after the date hereof and either before or after the Effective Time, take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or prevent the business combination to be effected by the Merger from being accounted for as a pooling-of-interests under generally accepted accounting principles. Each of HCCH, Holdco and the Affiliated Companies shall use its reasonable best efforts to cause its affiliates not to take any action that would preclude the ability of HCCH to account for the business combination to be effected by the Merger as a pooling-of-interests.

    Section 7.4 Certain Filings. Holdco, each Affiliated Company and HCCH shall cooperate with one another:

    (a)  in connection with the preparation of any filing required by the HSR
Act;

    (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

    (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

    Section 7.5 Communications. Neither Holdco, any Affiliated Company nor HCCH will furnish any communication outside of their respective companies, if the subject matter thereof relates to the transactions contemplated by this Agreement and is not in the ordinary course of business, without the prior approval of the other of them as to the content thereof, which approval shall not be unreasonably withheld; provided that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or rule of the NYSE.

    Section 7.6 Satisfaction of Conditions Precedent. HCCH, Holdco and each Affiliated Company will each use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

    Section 7.7 Tax Cooperation. HCCH, Holdco and the Affiliated Companies shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

                                     ARTICLE VIII


                               CONDITIONS TO THE MERGER


    Section 8.1 Conditions to Obligations of HCCH and Merger Sub. The obligations of HCCH and Merger Sub hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by HCCH, but only in a writing signed by HCCH):

    (a) The representations and warranties of Holdco, each of the Affiliated Companies, and each Shareholder contained in Article III shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and Holdco, each Affiliated Company and each Shareholder shall have provided HCCH with a certificate executed by the President and the Chief Financial Officer of the corporation or individually, as the case may be, dated as of the Effective Date, to such effect.

    (b) Holdco, each Affiliated Company, and each Shareholder shall have performed and complied in all material respects with all of the covenants contained herein on or before the Effective Date, and HCCH shall receive a certificate to such effect signed by the President and Chief Financial Officer of the corporation or individually, as the case may be.

    (c) Except as set forth in the NASRA Disclosure Schedule, there shall have been no Material Adverse Change in Holdco or any of the Affiliated Companies since June 30, 1996.

    (d) HCCH shall have received from (i) each person or entity who may be deemed pursuant to Section 5.8 to be an affiliate of Holdco or any Affiliated Company a duly executed Affiliates Agreement and (ii) each Shareholder the written agreement contemplated to be entered into by such person pursuant to Section 5.8 and such agreements shall remain in full force and effect.

    (e) All written consents, assignments, waivers or authorizations, other than Governmental Authorizations, that are required as a result of the Merger for the continuation in full force and effect of any material contracts or leases of Holdco and each Affiliated Company shall have been obtained.

    (f) HCCH shall have received a written opinion from its counsel to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, the parties and their shareholders shall make) reasonable representations related thereto.

    (g) HCCH shall have received the opinion of the general counsel to NASRA in form and substance satisfactory to HCCH.

    (h) All underwriting agreements of NASRA in force on the date hereof shall be in force on the Effective Date, except for such agreements which have been replaced with agreements of similar like and kind.

    (i) Mellon shall be alive and not, in any way, Disabled. For purposes of this Agreement, Mellon shall be deemed to be "Disabled" if he is unable to engage in any substantial portion of his regular duties for Holdco and each Affiliated Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

    (j) Holdco and each Affiliated Company shall have received the unqualified opinion of Jordan Patke & Associates, independent public accountants to Holdco and the Affiliated Companies on their audited financial statements for each of the most recent fiscal year end.

    (k) HCCH, Holdco and the Affiliated Companies shall have received a report addressed to each of them from Jordan Patke & Associates confirming that Holdco and the Affiliated Companies qualify as an entity that may be party to a business combination for which the pooling-of-interest method of accounting would be available and that the transactions contemplated hereby will qualify for pooling-of-interests treatment under generally accepted accounting principles.

    (l) Holdco and each Affiliated Company shall have delivered to HCCH its audited or unaudited, as the case may be balance sheet and its audited or unaudited, as the case may be income statement for each of the most recent fiscal year end.

    (m) Holdco, on an adjusted pro-forma combined basis with the Affiliated Companies and giving effect to this transaction, shall have earned no less than $1.63 million after taxes for the fiscal year ended March 31, 1996.

    (n) HCCH shall have received a written report from Coopers & Lybrand L.L.P. in form reasonably satisfactory to HCCH (and generally in accordance with Statement of Auditing Standards No. 50), to the effect that the business combination to be effected by the Merger would be properly accounted for as a pooling-of-interests in accordance with generally accepted accounting principles and all published rules, regulations, and policies of the SEC.

    Section 8.2 Conditions to Obligations of Holdco, Affiliated Companies and Shareholders. Holdco's, each Affiliated Company's and each Shareholder's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived, but only in a writing signed by such party):

    (a) The representations and warranties of HCCH set forth herein shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and HCCH shall have provided Holdco with a certificate executed by the President and the Chief Financial Officer of HCCH, dated as of the Effective Date, to such effect. For the purposes of determining the accuracy of the representations and warranties of HCCH, any change or effect in the business of HCCH that results in substantial part as a consequence of the public announcement or pendency of the intended acquisition of Holdco and the Affiliated Companies by HCCH shall not be deemed a Material Adverse Change or Material Adverse Effect or other breach of representation or warranty with respect to HCCH.

    (b) HCCH shall have performed and complied with all of its covenants contained herein in all material respects on or before the Effective Date, and Holdco shall receive a certificate to such effect signed by HCCH's President and Chief Financial Officer.

    (c) Except as set forth in the HCCH Disclosure Schedule, there shall have been no Material Adverse Change in HCCH since the HCCH Balance Sheet Date.

    (d) Holdco shall have received a written opinion in form and substance satisfactory to it from Winstead Sechrest & Minick P.C. to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368 of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, Holdco, the Affiliated Companies and the Shareholders shall make) reasonable representations as to facts related thereto.

    (e) Holdco shall have received from Winstead Sechrest & Minick P.C., counsel to HCCH, an opinion in form and substance satisfactory to the Shareholders.

    (f) Mellon shall have been appointed Chairman of the Board, Chief Executive Officer and President of Holdco.

    (g) The shares of HCCH Common Stock to be issued in the Merger shall have been approved for listing on the NYSE.

    Section 8.3 Conditions to Obligations of Each Party. The respective obligations of the parties hereunder are subject to the fulfillment, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

    (a) Each of Holdco and each Affiliated Company's shareholders shall have duly a approved this Agreement, the Articles of Merger and the Merger, all in accordance with applicable laws and regulatory requirements.

    (b) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Merger (each party agreeing to use its reasonable best efforts to have any such order, decree or injunction lifted).

    (c) There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the Merger will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on HCCH, Holdco, any Affiliated Company or the Surviving Corporation, or would be reasonably likely to subject any of HCCH, Merger Sub, Holdco, any Affiliated Company or any of their respective directors or officers to penalties or criminal liability.

    (d) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

                                      ARTICLE IX

                               TERMINATION OF AGREEMENT

    Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the shareholders of Holdco and the Affiliated Companies:

    (a)  By the mutual consent of the Boards of Directors of HCCH and Holdco.

    (b) By the Board of Directors of either HCCH or Holdco if there has been a material breach by the other of any representation or warranty contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph
(c) below.

    (c) By the Board of Directors of either HCCH or Holdco if (i) all conditions of Closing required by Article VIII hereof have not been met or waived by January 31, 1997, or (ii) the Merger has not occurred by such date; provided, however, that neither HCCH nor Holdco, shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if such party is in willful and material violation of any of its representations, warranties or covenants in this Agreement.

    (d) If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

    (e) By the Board of Directors of HCCH, if Mellon shall have become Disabled or shall have died.

    Section 9.2 Effect of Termination. Upon termination of this Agreement pursuant to this Article IX, this Agreement shall be void and of no effect and shall result in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders, other than the obligations pursuant to the Confidentiality Agreement, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement, in which case the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

                                      ARTICLE X


                                   CLOSING MATTERS


    Section 10.1 The Closing. Subject to termination of this Agreement as provided in Article IX above, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Winstead Sechrest & Minick P.C., 910 Travis Street, Suite 1700, Houston, Texas 77002 at 10:00 a.m., Houston Time on November 27, 1996, or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as Holdco and HCCH may mutually select (the "Closing Date"). Prior to or concurrently with the Closing, the Agreement of Merger and such officers' certificates or other documents as may be required to effect the Merger will be filed in the office of the Secretary of the State of Illinois. Accordingly, the Merger will become effective at the Effective Time.

    Section 10.2 Conversion of Certificates.

    (a) As of the Effective Time, all shares of Holdco or any Affiliated Company Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares of Holdco will be converted into the right to receive from HCCH the number of shares of HCCH Common Stock determined as set forth in Section 1.3 hereof.

    (b) At and after the Effective Time, each certificate representing outstanding shares of Holdco Common Stock will represent the number of shares of HCCH Common Stock into which such shares of Holdco Common Stock will be deemed registered in the name of the holder of such certificate. At the Effective Time, the holder of shares of Holdco Common Stock will surrender the certificates for such shares (the "Holdco Certificates") to HCCH for cancellation. Promptly following the Effective Time and receipt of the Holdco Certificates, HCCH will cause its transfer agent to issue to such surrendering holder certificates for the number of shares of HCCH Common Stock to which such holder is entitled pursuant to the terms hereof.

    (c) All shares of HCCH Common Stock delivered upon the surrender of Holdco Certificates in accordance with the terms hereof will be delivered to the registered holder. After the Effective Time, there will be no further registration of transfers of the shares of Holdco Common Stock on the stock transfer books of Holdco. If, after the Effective Time, Holdco Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered as provided in this
Section 10.2.

    (d) Until Holdco Certificates representing Holdco Common Stock outstanding prior to the Merger are surrendered pursuant to this Section 10.2, such certificates will be deemed, for all purposes, to evidence ownership of the number of whole shares of HCCH Common Stock into which the shares of Holdco Common Stock will have been converted pursuant to Section 1.3.

                                      ARTICLE XI

                                 INDEMNIFICATION AND
                            REMEDIES, CONTINUING COVENANTS

    Section 11.1 Agreement to Indemnify. Subject to the limitations set forth in this Article XI and except as set forth in Section 11.2, each Shareholder, severally and Pro Rata (as hereinafter defined), will indemnify and hold harmless HCCH and its respective officers, directors, agents and employees, and each person, if any, who controls or may control HCCH within the meaning of the Securities Act (hereinafter in this Section 11.1 and in Section 11.2 below referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies recovered from third parties and tax savings known to

Indemnified Persons at the time of making of claims hereunder (hereafter in this Section 11.1 referred to as "HCCH Damages"), arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants or agreements given or made in this Agreement or any certificate or exhibit delivered by or on behalf of Holdco, any of the Affiliated Companies, or any of the Shareholders pursuant hereto. "Pro Rata" for purposes of Sections 11.1 and 11.2 with respect to each Shareholder shall mean the proportion that such Shareholder's holdings of Holdco Common Stock as of immediately prior to the Effective Time bears to the total shares of Holdco Common Stock held by all Shareholders as of immediately prior to the Effective Time. The indemnification provided for in this Section 11.1 will not apply unless and until the aggregate HCCH Damages for which one or more Indemnified Persons seeks indemnification exceeds $100,000 in the aggregate, in which event the indemnification provided for will include all HCCH Damages (a franchise deductible) up to the Maximum Shareholder Liability (as hereinafter defined). In seeking indemnification for HCCH Damages under this Section 11.1 following the Closing, the Indemnified Persons' remedy will be limited to receiving up to that number of shares of HCCH Common Stock determined by dividing (a) the amount of the HCCH Damages by (b) the closing sale price of HCCH's Common Stock on the New York Stock Exchange on the Effective Date (the "Closing Date Price"). Provided, however, that irrespective as to the number of claims asserted by Indemnified Persons hereunder and the amount of the HCCH Damages for which indemnification is sought, any such Shareholder, in the aggregate, shall under no circumstances be required to make indemnification payments hereunder beyond the Closing Date Price multiplied by the number of shares of HCCH Common Stock received by such Shareholder at the time of the Merger (the "Maximum Shareholder Liability"). Notwithstanding anything to the contrary set forth herein, in the event that at the time of the resolution of any such indemnification claim, such Shareholder does not hold the number of shares of HCCH Common Stock (including any shares otherwise acquired at any time before or after the Effective Time or at any time after any claim is made for indemnification) necessary to settle any indemnification claim, then such Shareholder shall pay in cash or other immediately available funds the cash equivalent of the remainder of his in-stock indemnification obligations under this Section 11.1 up to his Maximum Shareholder Liability. In lieu of HCCH Common Stock, any Shareholder shall have the option to pay in cash or other immediately available funds the cash equivalent of all or any part of his in-stock Maximum Shareholder Liability.

    Section 11.2 Indemnification with Respect to Jamaica Lawsuit and Taxes. In addition to the indemnification provided in Section 11.1 above, each Shareholder, severally and Pro Rata hereby specifically agrees individually to indemnify and hold harmless the Indemnified Persons from and against all HCCH Damages, whenever incurred, arising out of (a) that certain lawsuit styled Jamaica Citizens Bank Ltd. v. North American Special Risk Associates. Inc. and George A. Mellon, Case #96C-4203 in the United States District Court, Northern District of Illinois, Eastern Division (the "Jamaica Lawsuit") and (b) any Taxes arising out of or relating to the business of Holdco or the Affiliated Companies. In seeking indemnification for HCCH Damages under this Section following the Closing, the Indemnified Persons shall be entitled to exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement, but the indemnification provided for hereby shall not be limited to the Escrow Shares.

    Section 11.3 HCCH Agreement to Indemnify. Subject to the limitations set forth in this Article XI, HCCH will indemnify and hold harmless NASRA, each Affiliated Company, and the NASRA Shareholders and their officers, shareholders, directors, administrators. successors and assigns (hereinafter in this Section 11.3 referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies, recoveries from third parties and tax savings known to Indemnified Persons at the time of making a claim hereunder (hereafter in this Section 11.3 referred to as "NASRA Damages") arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by HCCH or Merger Sub in this Agreement or any certificate or exhibit delivered by or on behalf of HCCH or Merger Sub pursuant hereto. In seeking indemnification for NASRA Damages under this Section 11.3 following the Closing, the Indemnified Person's remedy will be limited to receiving up to that number of shares of HCCH Common Stock determined by dividing (a) the amount of the NASRA Damages by (b) the Closing Date Price. Provided, however, that irrespective of the number of claims asserted by Indemnified Persons hereunder in the amount of the NASRA Damages for which indemnification is sought, HCCH, in the aggregate, shall under no circumstances be obligated to make an indemnification payment hereunder beyond that number of shares of HCCH Common Stock equal to the total number of shares of HCCH Common Stock provided to the NASRA Shareholders on the Effective Date (the "Maximum HCCH Liability"). The indemnification provided for in this Section 11.3 will not apply unless and until the aggregate NASRA Damages for which one or more Indemnified Person seeks indemnification exceeds $100,000 in the aggregate, in which event the indemnification provided for will include all NASRA Damages (a franchise deductible) up to the Maximum HCCH Liability.

    Section 11.4 Appointment of Representative. Subject to the successorship provisions of this Section 11.4, Mellon (the "Representative") is hereby irrevocably appointed as the attorney-in-fact and representative of the interests of the Shareholders for all purposes of this Agreement, and notice is hereby given thereof to HCCH and Merger Sub, and, without independent verification, HCCH and Merger Sub may rely upon Representative's undertakings in such capacity. The Representative shall have full and irrevocable authority on behalf of the Shareholders, and shall promptly and completely exercise such authority in a timely fashion to:

    (a) participate in, represent and bind the Shareholders in all respects with respect to any arbitration or legal proceeding relating to this Agreement, including, without limitation, the defense and settlement of any matter, and the calculation thereof for every purpose thereunder, consent to jurisdiction, enter into any settlement, and consent to entry of judgment, each with respect to any or all of the Shareholders;

    (b) receive, accept and give notices and other communications relating to this Agreement;

    (c) take any action that the Representative deems necessary or desirable in order to fully effectuate the transactions contemplated by this Agreement;

    (d) execute and deliver any instrument or document that the Representative deems necessary or desirable in the exercise of his authority under this Section 11.4; and

    (e)  waive the fulfillment of any condition or conditions to the Closing.

    Those Shareholders who, as of the Effective Date, hold a majority of the Holdco Common Stock may, at any time and by written action delivered to HCCH, remove the Representative or any successor thereto, but such removal shall be effective only upon the replacement of such Representative or successor by a new Representative designated, by written notice delivered to HCCH, by those Shareholders who, as of the date hereof hold a majority of Holdco Common Stock, provided, however, that any such notice shall be effective upon actual receipt by HCCH. Any such written notice shall be delivered to HCCH in accordance with the notice provisions set forth in Section 12.3 hereof. If any Representative shall have died, become incapacitated or unable to serve, those Shareholders who, as of the date hereof, hold a majority of Holdco Common Stock shall promptly designate by written notice delivered to HCCH, a replacement Representative. Any costs and expenses incurred by the Representative in connection with actions taken pursuant to or permitted by this Section 11.4 will be borne by the Shareholders and paid or reimbursed to the Representative Pro Rata.

    The foregoing authorization is granted and conferred in consideration for the various agreements and covenants of HCCH and Merger Sub contained herein. In consideration of the foregoing, and subject to the successorship provisions of this Section 11.4, this authorization granted to the Representative shall be irrevocable and shall not be terminated by any act of any of the Shareholders or by operation of law, whether by death or incompetence of any Shareholder or by the occurrence of any other event except the termination of this Agreement pursuant to Section 9.1 hereof. If after the execution hereof any such Shareholder shall die or become incompetent, the Representative is nevertheless authorized and directed to exercise the authority granted in this Section 11.4 as if such death or incompetence had not occurred and regardless of notice thereof. The Representative shall have no liability to any Shareholder for any act or omission or obligation hereunder, provided that such action or omission is taken by the Representative in good faith and without willful misconduct.

    Section 11.5 Survival of Representations. Unless any representation, warranty, covenant or agreement is required to terminate at an earlier time in order to maintain the appropriate pooling-of-interest accounting treatment, all representations, warranties, covenants and agreements concerned in this Agreement will remain operative and in full force and effect for a period of one year after the Closing (the last date of such applicable period of not more than one year being herein called the "Final Date"), regardless of any investigation made by or on behalf of the parties to this Agreement, upon which Final Date such representations, warranties, covenants and agreements shall expire and be of no further force and effect, except that the covenants set forth in the Confidentiality Agreement shall survive termination of this Agreement in accordance with the terms of such Confidentiality Agreement. The indemnification referred to and set forth in Section 11.2 shall survive until a final resolution of such claim is effective. Any litigation or other action of any kind arising out of or attributable to a breach of any representation, warranty, covenant or agreement contained in this Agreement, except as set forth in Section 11.2, must be commenced prior to the Final Date. If not so commenced prior to the Final Date, any claims or indemnifications brought under this Article XI will thereafter conclusively deemed to be waived regardless of when such claim is or should have been discovered. Any such claim for indemnification brought under this Article XI, brought before the Final Date, should survive until a final resolution of such claim is effective. As set forth herein, no investigation by any party hereto into the business, operations and conditions of the other party shall diminish in any way the effect of any representation or warranty made by any such party in this Agreement or shall relieve any party of any of its obligations under this Agreement.

    Section 11.6 Procedure for Indemnification; Third Party Claims.

    (a) Promptly after receipt by an indemnified party under this Article XI of notice of a claim against it for indemnification brought under this
Article XI (a "Claim"), the indemnified party will, if a claim is to be made against an indemnifying party, give prompt written notice to the indemnified party of the Plan, but the failure to promptly notify the indemnified party will not relieve the indemnified party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudice by the indemnifying party's failure to give such prompt notice. Such notice shall contain a description in reasonable detail of facts upon which such Claim is based and, to the extent known, the amount thereof.

    (b) If any Claim referred to in this Article XI is made by a third party against an indemnified party and each gives written notice to the indemnifying party of the Claim, the indemnifying party will be entitled to participate in the defense of Claim and, to the extent that it wishes to assume the defense of the Claim and, after written notice from the indemnifying party to the indemnified party of its election to assume the defense of the Claim, the indemnifying party shall assume such defense and will not be liable to the indemnified party under this Article XI for any fees of other counsel or any other expenses with respect to the defense of the Claim in each case subsequently incurred by the indemnified party in connection with the defense of the Claim.

                                     ARTICLE XII

                                    MISCELLANEOUS

    Section 12.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

    Section 12.2 Fees and Expenses. Until otherwise agreed by the parties, each party shall bear its own fees and expenses, including counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transaction contemplated hereby.

    Section 12.3 Notices. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

    HCCH and Merger Sub:


         HCC Insurance Holdings, Inc.
         13403 Northwest Freeway
         Houston, Texas 77040-6094
         Telecopy: (713) 462-2401
         Attention: Stephen L. Way


    With copy to:

         Winstead Sechrest & Minick P.C.
         910 Travis, Suite 1700
         Houston, Texas 77002
         Telecopy: (713) 951-3800
         Attention: Arthur S. Berner, Esq.


    Holdco, each Affiliated Company and all Shareholders:


         North American Special Risk Associates, Inc.
         3400 Dundee Road, Suite 300
         Northbrook, Illinois 60062-5115
         Telecopy: (847) 559-9558
         Attention: George A. Mellon


    With copies to:

         Handler & Associates Ltd.
         333 W. Wacker Dr., Suite 2020
         Chicago, Illinois 60606-1226
         Telecopy: (312) 641-6866
         Attention: Thomas J. Handler

    Such communications shall be effective when they are received by the addressee thereof Any party may change its address for such communications by giving notice thereof to other parties in conformity with this Section. In the event Mellon is no longer the Representative, such successor
Representative's address shall be the address for the Shareholders.

    Section 12.4 Governing Law. The internal laws of the State of Texas (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute arising hereunder shall lie exclusively in the state courts of the State of Texas.

    Section 12.5 Binding upon Successors and Assigns, Assignment. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the others, provided however, that HCCH shall be permitted at any time prior to the Effective Time to cause the assignment of Merger Sub's rights and obligations under this Agreement to another wholly owned Subsidiary of HCCH (without in any way relieving HCCH of its obligations under this Agreement with respect to Merger Sub or the Merger).

    Section 12.6 Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

    Section 12.7 Entire Agreement. This Agreement, together with the Confidentiality Agreement, and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between parties with respect hereto.

    Section 12.8 Amendment and Waivers. Any amendment or waiver affecting the Shareholders shall be valid if consented to in writing by Shareholders holding a majority of the shares of Holdco Common Stock (i) if given or made prior to the Effective Time, such majority as determined as of the date of such amendment or waiver, and (ii) if given or made at or after the Effective Time, such majority as determined immediately prior to the Effective Time. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by those persons as provided in this Section 12.8. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default, unless such waiver so expressly states. At any time before the Effective Time, this Agreement may be amended or supplemented by Holdco, the Affiliated Companies, the Shareholders or HCCH with respect to any of the terms contained in this Agreement.

    Section 12.9 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

    Section 12.10 Construction of Agreement. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

    Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                     [Remainder of Page Intentionally Left Blank]

                                "HCC INSURANCE HOLDINGS, INC."




                                 By: /s/ FRANK J. BRAMANTI
                                     --------------------------
                                 Name: Frank J. Bramanti
                                 Title: Executive Vice President


                                "MERGER SUB, INC."





                                By: /s/ FRANK J. BRAMANTI
                                    ---------------------------
                                Name: Frank J. Bramanti
                                Title: Vice President


                  [Remainder of Page Intentionally Left Blank]



                Signature Page of Agreement and Plan of Reorganization

                             "NORTH AMERICAN SPECIAL RISK
                                  ASSOCIATES. INC.,"


                             By: /s/ GEORGE A. MELLON
                                 -----------------------------
                             Name:   George A. Mellon
                             Title:  President

                             "NASRA TPA, INC."


                             By: /s/ GEORGE A. MELLON
                                 -----------------------------
                             Name:
                             George A. Mellon
                             Title:  President


                             "NASRA CONSULTING, INC."


                             By: /s/ GEORGE A. MELLON
                                 ------------------------------
                             Name:
                             George A. Mellon
                             Title: President


                             "ORIGINAL SHAREHOLDERS"


                              /s/ GEORGE A. MELLON
                             --------------------------
                             George A. Mellon


                              /s/ F. DONALD FLEMING
                             --------------------------
                             F. Donald Fleming


                              /s/ J. NICHOLAS TEGENKAMP
                             --------------------------
                             J. Nicholas Tegenkamp



            Signature Page of Agreement and Plan of Reorganization